Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Geospatial Holdings, Inc.

Sarver, PA

We consent to the use in this Registration Statement of Geospatial Holdings, Inc., on Form S-1 to be filed with the United States Securities and Exchange Commission on or about May 27, 2008, of our Independent Auditors’ Report dated April 18, 2008 covering the financial statements of Geospatial Mapping Systems, Inc. as of December 31, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. We also consent to the use in this Registration Statement of Geospatial Holdings, Inc., on Form S-1 to be filed with the United States Securities and Exchange Commission on or about May 27, 2008, of our Report of Independent Registered Public Accounting Firm dated April 22, 2008, covering the unaudited interim financial statements of Geospatial Mapping Systems, Inc. as of March 31, 2008, and the related condensed statements of operations and cash flows for the three-month periods ended March 31, 2008 and 2007, and the related condensed statement of changes in stockholders’ equity for the three month period ended March 31, 2008.

/s/ GOFF BACKA ALFERA & COMPANY, LLC

Pittsburgh, Pennsylvania

May 27, 2008